AXA Equitable Life Insurance Company
Mailing address: PO Box 1047, Charlotte, NC 28201-1047

Section C – VUL Survivorship Questionnaire

Proposed 2nd Insured **Forming a Part of the Application for Life Insurance**

1. Name (First, Middle, Last) ______
2. Primary Address ______
   City ______ County ______ State ______ Zip ______
3. Cell/Mobile Number ______ Preferred Telephone Number (if other than cell) ______
4. Email Address ______
5. Date of Birth (mm/dd/yyyy) ______ 6. Place of Birth (Country/State) ______
7. SSN ______ 8. Gender ☐ Male ☐ Female
9. Driver's License# ______ State ______ Exp. Date (mm/dd/yyyy) ______

   If no DL, provide Government ID# ______ State ______ Exp. Date (mm/dd/yyyy) ______

10. Are you a U.S. Citizen? ☐ Yes ☐ No *(If "No," STOP please complete the Foreign Residence/Travel Questionnaire.)*

11. Complete only if this application involves a Conversion or Purchase Option that requires Underwriting

    ☐ Term Conversion ☐ Rider Conversion ☐ Purchase Option

STOP *If any option is selected above, please complete the Term Rider/Policy Conversion or Purchase Option Questionnaire and this full application. (If no underwriting is required, please complete the Term Conversion Application.)*

Employment

12. Status: ☐ Employed (Complete questions 13 – 16) ☐ Unemployed ☐ Retired ☐ Homemaker ☐ Student
13. Employer Name ______
14. Current Occupation ______
15. Worksite Address ______
    City ______ State ______ Zip ______
16. Years at Current Job ______

Income

17. Gross Annual Earned Income ______
    Gross Annual Unearned Income ______ Source of Unearned Income ______
    Gross Annual Household Income ______ Total Household Net Worth ______

Other Insurance

18. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

19. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 18 and/or 19 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	

Other Insurance (continued)

20. Does the Proposed Insured have any other formal life insurance applications pending with this or any other company? ☐ Yes ☐ No

List the details below for "Yes" answer to question 20

Company Name	Total Amount (Policy Face Amount plus Benefits and/or Riders)	Additional ✓	Competitive ✓

21. Including this application and any pending applications with our Companies or any outside Company, what is the total amount of insurance you plan to accept on the Proposed Insured? $ ____________

Personal History

22. In the last 5 years, have you or any business owned in whole or part by you filed for bankruptcy? ☐ Yes ☐ No
If "Yes," Chapter ____________ *Date opened* ____________ *Date Closed* ____________

23. Have you ever been convicted of, or pled guilty or no contest to reckless or negligent driving, or driving under the influence of alcohol or drugs? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

24. Have you in the last 5 years, had a driver's license suspended, revoked or restricted? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

25. Have you in the last 3 years, received any moving violations? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

26. In the last 2 years, have you been disabled for 2 or more weeks? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section. You do not need to tell us about: muscle strains, sprains, limb fractures from which you have recovered.)*

27. Do you engage in regular exercise? (For example: running, walking, strength training, tennis.) ☐ Yes ☐ No

28. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal? ☐ Yes ☐ No
*(If "Yes," please state company(ies) name and full details in the **Remarks** section)*

29. In the last 10 years, have you been convicted of, or pled guilty or no contest to a felony, or are current criminal charges pending? ☐ Yes ☐ No
*(If "Yes," please state offense and/or penalty, date of probation, duration of probation and end date in the **Remarks** section)*

30. Do you expect to travel* outside of the United States or Canada, or change your country of residence in the next 2 years? *(*Other than a 2 week or less vacation.)* ☐ Yes ☐ No
(If "Yes," STOP please complete the Foreign Residence and Travel Questionnaire.)

31. Other than as a passenger, have you flown in the last 2 years or do you plan to fly in the next 2 years? ☐ Yes ☐ No
(If "Yes," STOP please complete the Aviation Questionnaire.)

32. Have you or do you plan to engage in underwater diving, motor racing on land or water, mountain or rock climbing*, ballooning, parachuting/skydiving, hang gliding, BASE jumping, caving activities or competitive combat sports in the last 2 years or the next 2 years? (*other than Artificial Climbing Walls.) ☐ Yes ☐ No
(If "Yes," STOP please complete the Avocation Questionnaire.)

33. Are you a member of the armed forces, including the reserves? (Reserves includes active duty or full time training of 31 days or more per year.) ☐ Yes ☐ No
(If "Yes," STOP please sign and submit the Military Sales Disclosure Form.)

34. Have you ever been advised by a medical professional to limit or discontinue the use of alcohol or drugs (prescribed or non-prescribed), or received treatment or counseling, or been a member in any self-help group because of your alcohol or drug use? ☐ Yes ☐ No
(If "Yes," STOP please complete the Substance Usage Questionnaire.)

Personal History (continued)

35. Describe your tobacco/nicotine product usage history:
☐ *Current use ☐ *Used within the last year ☐ *I quit over a year ago ☐ I have never used

Please provide details of any/all tobacco and nicotine usage in the chart below.

✓	Type	Date Last Used (mm/dd/yyyy)	✓	Type	Date Last used (mm/dd/yyyy)
	E-cigarette			Chewing Tobacco/Snuff	
	Cigarette			Hooka	
	Cigar (#______ per year)			Nicotine Patch/Gum	
	Pipe			Other ______________	

Medical Certification

Please complete when submitting medical examinations from another insurance company or if any medical information has been submitted prior to the application.

36. Name of Insurance Company ______________________________ Date of Exam (mm/dd/yyyy) ______________
37. To the best of your knowledge or belief, have there been any changes to the statements in the examination? ☐ Yes ☐ No
38. Have you consulted a medical doctor or other practitioner since the examination listed above? ☐ Yes ☐ No

(If "Yes," STOP please complete a Medical Information Questionnaire.)

39. Initial Allocation to the Investment Options*

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

(Whole Percentages Only)	Premiums	Deductions
Guaranteed Interest Account	____%	____%
1290 Low Volatility Global Equity	____%	____%
1290 VT Convertible Securities	____%	____%
1290 VT DoubleLine Dynamic Allocation	____%	____%
1290 VT DoubleLine Opportunistic Bond	____%	____%
1290 VT Energy	____%	____%
1290 VT Equity Income	____%	____%
1290 VT GAMCO Mergers & Acquisitions	____%	____%
1290 VT GAMCO Small Company Value	____%	____%
1290 VT Natural Resources	____%	____%
1290 VT Small Cap Value	____%	____%
1290 VT SmartBeta Equity	____%	____%
1290 VT Socially Responsible	____%	____%
American Funds Insurance Series® Global Small Capitalization℠	____%	____%
American Funds Insurance Series® New World®	____%	____%
EQ/AB Small Cap Growth	____%	____%
EQ/Aggressive Allocation	____%	____%
EQ/All Asset Growth Allocation	____%	____%
EQ/American Century Mid Cap Value	____%	____%
EQ/BlackRock Basic Value Equity	____%	____%
EQ/ClearBridge Large Cap Growth	____%	____%
EQ/Common Stock Index	____%	____%
EQ/Conservative Allocation	____%	____%
EQ/Conservative-Plus Allocation	____%	____%
EQ/Core Bond Index	____%	____%
EQ/Emerging Markets Equity PLUS	____%	____%

(Whole Percentages Only)	Premiums	Deductions
EQ/Equity 500 Index	____%	____%
EQ/Franklin Rising Dividends	____%	____%
EQ/Franklin Strategic Income	____%	____%
EQ/Goldman Sachs Mid Cap Value	____%	____%
EQ/International Core Managed Volatility	____%	____%
EQ/International Equity Index	____%	____%
EQ/International Value Managed Volatility	____%	____%
EQ/Invesco Comstock	____%	____%
EQ/Invesco Global	____%	____%
EQ/Invesco Global Real Estate	____%	____%
EQ/Janus Enterprise	____%	____%
EQ/JPMorgan Value Opportunities	____%	____%
EQ/Large Cap Core Managed Volatility	____%	____%
EQ/Large Cap Growth Index	____%	____%
EQ/Large Cap Growth Managed Volatility	____%	____%
EQ/Large Cap Value Index	____%	____%
EQ/Loomis Sayles Growth	____%	____%
EQ/MFS International Growth	____%	____%
EQ/MFS International Intrinsic Value	____%	____%
EQ/MFS Mid Cap Focused Growth	____%	____%
EQ/Mid Cap Index	____%	____%
EQ/Mid Cap Value Managed Volatility	____%	____%
EQ/Moderate Allocation	____%	____%
EQ/Moderate-Plus Allocation	____%	____%
EQ/Money Market	____%	____%
EQ/Morgan Stanley Small Cap Growth	____%	____%
EQ/PIMCO Global Real Return	____%	____%
EQ/PIMCO Real Return	____%	____%

39. Initial Allocation to the Investment Options (continued)

	Premiums	Deductions
EQ/PIMCO Total Return	______%	______%
EQ/PIMCO Ultra Short Bond	______%	______%
EQ/Small Company Index	______%	______%
EQ/T. Rowe Price Growth Stock	______%	______%
EQ/T. Rowe Price Health Sciences	______%	______%
Fidelity VIP Growth & Income	______%	______%
Fidelity VIP Mid Cap	______%	______%
Franklin Small Cap Value VIP	______%	______%
Ivy VIP High Income	______%	______%
Ivy VIP Small Cap Growth	______%	______%
Lord Abbett Bond Debenture	______%	______%
Multimanager Aggressive Equity	______%	______%
Multimanager Technology	______%	______%
PIMCO VIT CommodityRealReturn Strategy	______%	______%
T. Rowe Price Equity Income II	______%	______%
Templeton Developing Markets VIP	______%	______%
Templeton Global Bond VIP	______%	______%
TOTAL	**100%**	**100%**

Investment Start Date

*The "Investment Start Date" is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and (2) the Register Date of your policy.

Your Policy Account will be allocated according to these percentages as of the Investment Start Date.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

40. Automatic Transfer Service

Note: Not available if you elect the Asset Rebalancing Service.

The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/MONY Market Investment Option is depleted.

Investment Options to Receive Transfer	Dollar Amount:
______________________	$______________________
______________________	$______________________
______________________	$______________________
______________________	$______________________
______________________	$______________________
______________________	$______________________
______________________	$______________________
______________________	$______________________

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

41. Asset Rebalancing Service

Note: Not available if you elect the Automatic Transfer Service.

The Guaranteed Interest Account is not available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in your Initial Allocations above and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose. ☐ Annually ☐ Semi-annually ☐ Quarterly

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

42. Suitability

Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

a. The most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No

b. The most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No

c. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

d. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Life Insurance Company Variable Life products.

☐ By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk "CD" if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

I (WE) UNDERSIGNED UNDERSTAND(S) THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

Remarks Section/Additional Comments

Question #	Comments/Additional Information

If you need additional space, please attach a separate sheet.